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                            ASSET PURCHASE AGREEMENT

                                  by and among

                              PCH SECURITIES, INC.,

                                 TIMOTHY HURLEY,

                             PPI CAPITAL GROUP, INC.

                                       and

                               DP SECURITIES, INC.

                           Dated as of October 2, 2001






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

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I....................................................................  1
1.1.     Certain Definitions:................................................  1
1.2      Transfer of the Assets:.............................................  4
1.3      Assumption by the Buyer of Certain Liabilities:.....................  4
1.4      Non-Assumed Liabilities:............................................  5
1.5      Purchase Price for the Assets; Restrictions on Transfer:............  5
1.6      Closing Adjustments.................................................  5

ARTICLE II...................................................................  5
2.1      The Closing:........................................................  5
2.2      Additional Actions to be Taken on the Closing Date:.................  6

ARTICLE III..................................................................  6
3.1      Organization and Qualification:.....................................  6
3.2      Subsidiaries :......................................................  7
3.3.     Validity and Execution of Agreement:................................  7
3.4.     No Conflict:........................................................  7
3.5      Litigation:.........................................................  7
3.6      The Assets:.........................................................  8
3.7      Intangible Property:................................................  8
3.8      No Material Adverse Change:.........................................  8
3.9      Contracts and Other Agreements:.....................................  8
3.10     ERISA:..............................................................  8
3.11     Environmental Matters:..............................................  8
3.12     Licenses and Permits:...............................................  8
3.14     Investment Representations:.........................................  8
3.14     Tax Matters.........................................................  9
3.15     Undisclosed Liabilities.............................................  9
3.16     Financial Statements................................................ 10
3.17     Compliance with Laws................................................ 10

ARTICLE IV................................................................... 10
4.1      Organization and Qualification:..................................... 11
4.2      Validity and Execution of Agreement:................................ 11
4.3      No Conflict:........................................................ 11
4.4.     The Shares:......................................................... 11

ARTICLE V.................................................................... 12
5.1      Survival:........................................................... 12
5.2      Indemnification..................................................... 12
5.3      Method of Asserting Claims:......................................... 12

ARTICLE VI................................................................... 14
6.1      Compliance With Agreement........................................... 14
6.2      Absence of Litigation............................................... 14
6.3      Consents and Approvals.............................................. 15

6.4      Clearing Arrangements............................................... 15
6.5      Registration of Hurley.............................................. 15

ARTICLE VII.................................................................. 15
7.1      Compliance With Agreement........................................... 15

ARTICLE VIII................................................................. 15
8.1      Affirmative Covenants of Seller..................................... 15
8.2      Negative Covenants.................................................. 16
8.3      Termination......................................................... 16
8.4      Effect of Termination............................................... 17
8.5      Waiver of Right to Terminate........................................ 17

ARTICLE IX................................................................... 17
9.1      Sales and Transfer Taxes............................................ 17
9.2      Post-Closing Further Assurances..................................... 17
9.3      Notices............................................................. 17
9.4      Publicity........................................................... 18
9.5      Entire Agreement.................................................... 18
9.6      Waivers and Amendments.............................................. 19
9.7      Governing Law....................................................... 19
9.8      Binding Effect; No Assignment....................................... 19
9.9      Variations in Pronouns.............................................. 19
9.10     Counterparts........................................................ 19
9.11     Exhibits and Schedules.............................................. 19
9.12     Effect of Disclosure on Schedules................................... 19
9.13     Headings............................................................ 19
9.14     Severability of Provisions.......................................... 20
9.15     Brokers............................................................. 20
9.16     Confidential Information............................................ 20


                                    Exhibits
                                    --------

EXHIBIT A - Assignment & Assumption Agreement
EXHIBIT B - Bill of Sale
EXHIBIT C - Employment Agreement


                                    Schedules
                                    ---------

1.1(a)    - Excluded Assets
1.2       - Assets
1.3(b)    - Assumed Liabilities
3.1       - Jurisdictions of Qualification
3.5       - Litigation
3.9       - Material Agreements
3.10      - Real Estate

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of October 2, 2001 by and between PCH Securities, Inc., a California corporation ("Seller"), DP Securities, Inc., a California corporation (the "Buyer"), PPI Capital Group, Inc., a Utah corporation ("Buyer Parent"), and F. Timothy Hurley, and individual residing at 811 Minor Drive, Escondido, CA 92025 ("Hurley").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Seller is engaged in the business of operating a financial services firm located at 504 West Mission Avenue, Suite 201,Escondido, CA 92025 (the "Business"); and

         WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

         WHEREAS, the Seller wishes to transfer, and the Buyer wishes to purchase, the Assets, subject to the assumption by the Buyer of certain liabilities of the Seller comprising the Assumed Liabilities (as hereinafter defined) in exchange for the Shares (as hereafter defined); and

         WHEREAS, Seller and Buyer have adopted a plan of reorganization and intend that the sale of the Assets qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") .

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller, Hurley, Buyer Parent and the Buyer hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS; PURCHASE OF THE ASSETS;
               ASSUMPTION OF ASSUMED LIABILITIES; PURCHASE PRICE;
                    CLOSING ADJUSTMENTS; CONDITION OF ASSETS

         1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

         "Assets" has the meaning specified in Section 1.2.

         "Assigned Contracts and Leases" means the executory contracts and leases set forth on Schedule 3.9 that are specifically identified as assigned contracts and leases.

         "Assignment and Assumption Agreement" means an instrument substantially in the form of Exhibit A attached hereto.

         "Assumed Liabilities" has the meaning specified in Section 1.3.

         "Bill of Sale" means an instrument substantially in the form of Exhibit B attached hereto.

         "Business" has the meaning specified in the Recitals.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

         "Buyer" has the meaning specified in the introductory paragraph of this Agreement.

         "Claim Notice" has the meaning specified in Section 5.2(a).

         "Closing" has the meaning specified in Section 2.1(a).

         "Employment Agreement" means an instrument substantially in the form of Exhibit [E] attached hereto.

         "Environmental Law" means any and all present and future federal, state, local and statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to
(a) the protection of the environment, health or workers safety; (b) pollution or environmental contamination; or (c) the use, processing, distribution, generation, treatment, storage, recycling, transportation, disposal, handling, Release or threatened or potential Release of any Material of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means those assets of the Seller or an Affiliate of Seller set forth on Schedule 1.1(a).

         "Fair Market Value" shall mean, with respect to any issuance date, the average closing price of the shares of common stock of Buyer Parent as reported on the principal exchange (or electronic quotation system) on which such shares are traded (or quoted) for the twenty (20) trading days immediately preceding such issuance date.

         "Governmental or Regulatory Body" means any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

         "Hurley" has the meaning specified in the introductory paragraph of this Agreement.

         "Indemnified Party" has the meaning specified in Section 5.2.

         "Indemnifying Party" has the meaning specified in Section 5.2.

         "Leases" has the meaning specified in Section 3.10.

         "Lien" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Losses" has the meaning specified in Section 5.1.

         "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or is reasonably expected to be materially adverse to (a) the Assets, operations, income or conditions (financial or otherwise) of the Business or the transactions contemplated by this Agreement, (b) the ability of the Seller to perform its obligations under this Agreement or (c) the business of Buyer following the Closing.

         "Material Agreements" has the meaning specified in Section 3.9.

         "Non-Assumed Liabilities" has the meaning specified in Section 1.4.

         "Permitted Liens" means Liens for taxes not yet due.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

         "Plan" means any plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is in the nature of
(a) an employee pension benefit plan (as defined in ERISA Section 3(2)) (b) an employee welfare benefit plan (as defined in ERISA Section 3(1)) or (c) an incentive, deferred compensation, or other benefit arrangement for employees, former employees, their dependents or their beneficiaries.

         "Purchase Price" has the meaning specified in Section 1.5.

         "Records" shall mean files and records, including correspondence, books of account, employment records, customer files, purchase and sales records and correspondence, advertising records, files and literature, and other written materials of Seller to the extent relating to the Assets or the Business; provided, however, that Records shall not mean or include the corporate minute books and stock records of Seller and any shares of capital stock of Seller, nor shall they include any communications that do not relate to the Assets or the Business that are currently protected from disclosure by Seller by virtue of the attorney-client privilege.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         "Shares" has the meaning specified in Section 1.5.

         "Seller" has the meaning specified in the introductory paragraph of this Agreement.

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group or being included (or required to be included) in any Tax Return relating thereto.

         "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

         1.2 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the date hereof (the "Closing Date"), the Seller shall sell, transfer, assign, convey and deliver to the Buyer, and Buyer shall purchase from the Seller, substantially all of the assets owned, used or held by the Seller to conduct the Business, including without limitation the assets set forth on Schedule 1.2, other than the Excluded Assets (the "Assets"), free and clear of all Liens, other than Permitted Liens.

         1.3 Assumption by the Buyer of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, Buyer agrees that on the Closing Date, Buyer shall assume and thereafter pay, perform or discharge, as the case may be, the following obligations and liabilities of the Seller (the "Assumed Liabilities"):

         (a) all obligations and liabilities of the Seller arising out of, or in connection with, the Assigned Contracts and Leases; and

         (b) all liabilities of the Seller outstanding as of the Closing Date reflected on Schedule 1.3 (b) attached hereto not to exceed $10,000 in the aggregate.

         1.4 Non-Assumed Liabilities. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller or any of its Affiliates other than the Assumed Liabilities (the "Non-Assumed Liabilities").

         1.5 Purchase Price for the Assets; Restrictions on Transfer. The consideration for the Assets shall be the (i) assumption by the Buyer of the Assumed Liabilities; and (ii) the issuance of a number of shares of common stock of Buyer Parent having a Fair Market Value equal to one million dollars ($1,000,000) (the "Shares") (collectively, the "Purchase Price"). Seller and Hurley agree not to sell, transfer, pledge, hypothecate or otherwise encumber the Shares during the first year following the date hereof without the prior written consent of the Buyer, except for transfer of the Shares to Hurley upon liquidation of Seller.

         1.6 Closing Adjustments. (a) Adjustments shall be made between the Seller and the Buyer as of 11:59 P.M. of the day before the Effective Date with respect to Lease payments and other charges payable by or to the Seller pursuant to any Assigned Contracts and Leases.

         (b) The net amount of any closing adjustments shall be paid to on the Closing Date in immediately available funds.

         (c) Any errors or omissions in computing closing adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.


                                   ARTICLE II

                                     CLOSING
                                     -------

         2.1 The Closing. (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held on October 22, 2001, or on such other date, and at such hour and place, as the parties shall agree upon. Such date is referred to as the "Closing Date" at the offices of Buyer Parent.

         (b) At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer, all documents and instruments necessary to transfer to the Buyer, all of the right, title and interest of the Seller in and to the Assets, including, without limitation:

               (i)    the Assignment and Assumption Agreement; and

               (ii)   the Bill of Sale.


         (c)   At the Closing, the Buyer shall:

               (i) execute and deliver to the Seller the Assignment and Assumption Agreement;

               (ii) assume the Assumed Liabilities effective as of the Effective Date; and

               (iii) deliver a number of Shares having a Fair Market Value equal to $1,000,000 to the Seller.

         (e) At the Closing, each of Buyer and Hurley shall execute and deliver the Employment Agreement.

         2.2   Additional Actions to be Taken on the Closing Date.

         (a) Liens/Consents. The Seller shall have satisfied and discharged all Liens on the Assets, except for Permitted Liens and provided the Buyer with evidence of such satisfaction and discharge as well as all necessary consents to transfer or assign the Assets to Buyer, in form and substance satisfactory to the Buyer.

         (b) Directors and Shareholders Consent. The Buyer shall have received consents to the transactions contemplated by this agreement signed by all of the shareholders and directors of Seller.

         (c) Bulk Sales Act. Hurley agrees to indemnify Buyer and Buyer Parent from any Losses incurred by Buyer and Buyer Parent arising out of or resulting from the failure of the Seller to comply with Article 6 of the Uniform Commercial Code of the State of California. Buyer and Buyer Parent hereby waives compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE SELLER AND HURLEY
                            ------------------------

         The Seller and Hurley jointly and severally represent and warrant to the Buyer and Buyer Parent as follows:

         3.1 Organization and Qualification. Seller is a corporation validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and as proposed to be conducted. Seller is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

         3.2   Subsidiaries . Seller has no subsidiaries.

         3.3 Validity and Execution of Agreement. Seller has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The shareholders and the board of directors of Seller have each approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         3.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller or Hurley of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of the Seller; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Seller is a party other than (1) any contract or instrument evidencing any of the Non-Assumed Liabilities, (2) such contract violations, accelerations, cancellations, defaults or Liens as do not individually or in the aggregate have a Material Adverse Effect, (c) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Seller and Hurley is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Seller other than such violations or conflicts as do not or will not individually or in the aggregate have a Material Adverse Effect.

         3.5 Litigation. There are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, Governmental or Regulatory Body or arbitration tribunal by which the Seller, or any of its securities, assets, properties or business is bound. There are no actions, suits, claims, investigations, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Seller, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Seller, or any of its assets or properties, that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect.

         3.6 The Assets. The Seller owns outright and has good title to all of the owned Assets free and clear of any Lien, other than Permitted Liens. The Assignment and Assumption Agreement and such other conveyancing documents as shall have been executed and delivered to the Buyer will convey good title to the Assets, free and clear of any Liens, except for Permitted Liens. The Assets transferred pursuant hereto constitute all of the assets necessary and appropriate for the conduct of the Business as of the date hereof in substantially the same manner as the Business has heretofore been conducted.

         3.7 Intangible Property. To the best knowledge of the Seller without having conducted any investigation, (i) no patent, invention, trademark, service mark or trade name of any other Person infringes upon, or is infringed upon by any of the trademarks, service marks, logos or tradenames of the Seller and (ii) the operation of the Business has not infringed on the intellectual property rights of others.

         3.8 No Material Adverse Change. Since January 1, 2001, there has been no material adverse change in the Business, operations or financial condition of the Seller, or in the assets, liabilities, net worth or properties of the Seller, and the Seller knows of no such change that is threatened, nor has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance.

         3.9 Contracts and Other Agreements. Schedule 3.9 sets forth all written agreements (and, to the best knowledge of the Seller, any oral agreement) and arrangements that materially affect the operations of the Business or to which Seller is a party (collectively, the "Material Agreements").

         3.10 ERISA. The Seller does not sponsor, maintain, have any obligation to contribute to, have any liability under, and is not otherwise a party to, any Plan.

         3.11 Environmental Matters. The Seller is not in violation of, or delinquent in respect to, any Environmental Law.

         3.12 Licenses and Permits. Any permits, licenses, registrations and consents which are necessary in connection with the Seller's operations and properties, are in full force and effect and in good standing.

         3.13 Investment Representations. The issuance of the Shares in this transaction is intended to be a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and is made in reliance upon the representations set forth below.

         (a) Seller is acquiring the Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution of the Shares in violation of the Securities Act and any applicable state securities or blue-sky laws;

         (b)   Seller acknowledges to the Buyer that:

               (i) the Buyer has advised Seller that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration and the certificate representing the Shares shall contain a restrictive legend reflecting the fact that the Shares have not been registered;

               (ii) the Buyer's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Seller's representations contained herein;

               (iii) the Shares cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Shares will bear a restrictive legend to such effect as well as a restrictive legend in accordance with the restrictions on transfer contained in Section 1.5;

               (iv) Seller has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Shares, and is able to bear the economic risk of acquiring the Shares, including the possibility of a complete loss with respect thereto.

         3.14  Tax Matters

         (a) Seller has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by Seller have been paid. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns filed with respect to Seller for taxable periods ended since December 31, 1993, and all examination reports, and statements of deficiencies assessed against or agreed to by Seller with respect to such taxable periods.

         (b) Except as set forth in Schedule 3.14 (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller; (ii) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Seller's knowledge, threatened against or with respect to Seller with respect to any Tax; (iii) Seller does not reasonably expect any taxing authority to claim or assess any additional Taxes with respect to Seller for any period; (iv) no claim has ever been made by a taxing authority in a jurisdiction where Seller does not pay Tax or file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction; and (v) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

         3.15 Undisclosed Liabilities. Except (i) as reflected in the Financial Statements or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary cause of Seller's business since June 30, 2001 neither Seller nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a Material Adverse Effect.

         3.16  Financial Statements.

         (a) Schedule 3.16 contains the following financial statements (the "Financial Statements"):

               (i) the audited balance sheets of Seller as of December 31, 2000 (the "2000 Balance Sheet"), and the related statements of operations, stockholders' equity and cash flows for the two years ended December 31, 2000; and

               (ii) the unaudited balance sheet of Seller as of June 30, 2001 (the "Latest Balance Sheet") and the related statements of operations, stockholders' equity and cash flows for the 6-month period then ended; and

Each of the foregoing Financial Statements presents fairly the financial condition, results of operations and cash flows of Seller in accordance with GAAP throughout the periods covered thereby.

         3.17  Compliance with Laws. Except as set forth in Schedule 3.17:

         (a) Seller is in compliance with, and Seller has not violated any applicable law, rule or regulation of any federal, state, local or foreign government or agency thereof. No notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by Seller or filed, commenced or threatened against Seller, alleging a violation of or liability or potential responsibility under any such law, rule or regulation which has not heretofore been duly cured and for which there is no remaining liability.

         (b) Seller is not in receipt of notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action or other compliance or enforcement action.


                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE BUYER AND BUYER PARENT
          ------------------------------------------------------------

         The Buyer and Buyer Parent, jointly and severally, represent and warrant to the Seller and Hurley as follows:

         4.1 Organization and Qualification . The Buyer is a corporation validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and
(b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary. Buyer Parent is a corporation validly existing and in good standing under the laws of the State of Utah.

         4.2 Validity and Execution of Agreement. The Buyer and Buyer Parent each has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its respective obligations hereunder and thereunder. The respective board of directors of the Buyer and Buyer Parent each has approved to the extent required by law the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer and Buyer Parent and no other corporate or shareholder approvals are required. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and Buyer Parent and each constitutes the valid and binding obligation of the Buyer and Buyer parent enforceable against them in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         4.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will violate or conflict with (a) any of the provisions of their respective Certificates of Incorporation or By-Laws or other organizational documents of Buyer and Buyer Parent; or (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Buyer or Buyer Parent is a party, other than (1) such contract violations, accelerations, cancellations, defaults or Liens as do not individually or in the aggregate have a material adverse effect on Buyer or Buyer Parent, (2) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Buyer or Buyer Parent is a party or by which any of its respective property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Buyer or Buyer Parent, other than such violations or conflicts as do not individually or in the aggregate have a material adverse effect on Buyer or Buyer Parent.

         4.4 The Shares. The Shares have been duly and validly authorized and issued by Buyer Parent and are fully paid and non-assessable.


                                    ARTICLE V

                       INDEMNIFICATION AND OTHER COVENANTS
                       -----------------------------------

         5.1 Survival. Subject to this Section 5.1, all representations, warranties, covenants and agreements contained in this Agreement or in any Section, exhibit, certificate, agreement, document or statement delivered pursuant hereto (an "Ancillary Instrument") shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto.

         5.2 Indemnification. (a) The Seller and Hurley jointly and severally agree to indemnify, defend and hold harmless the Buyer and Buyer Parent and their respective directors, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer

Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach (as of the Effective Date) of any representation or warranty of the Seller contained in
Article III, (ii) any breach of any covenant or agreement of the Seller, in each case contained in this Agreement or in any other document contemplated by this Agreement, (iii) any Taxes of the Seller or Hurley attributable to the period prior to the Closing Date, or (iv) any liability or obligation arising out of the operation of the Business before the Effective Date, except for the Assumed Liabilities.

         (b) The Buyer and Buyer Parent jointly and severally agree to indemnify, defend and hold harmless Hurley, the Seller and its respective directors, officers, employees, and shareholders, and any Affiliates of the foregoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Buyer or Buyer Parent contained in Article IV, (ii) any breach of any covenant or agreement of the Buyer or Buyer Parent contained in this Agreement or in any other document contemplated by this Agreement, (iii) the Assumed Liabilities, or (iv) any liability or obligation arising out of the operation of the Business after the Closing Date.

         5.3   Method of Asserting Claims. The party making a claim under this
Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article V is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article V shall be asserted and resolved as follows:

         (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 5.3(b) hereof, collectively being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the

Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

         (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within thirty (30) days of receipt of the Claim Notice.

         (c)   So long as any right to indemnification exists pursuant to this
Article V, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         (d) To the extent a Loss occurs under Section 5.2(a), Buyer shall, at its option, elect to be indemnified by Seller's surrender for cancellation of Shares having a Fair Market value equal to such Loss. Any indemnification pursuant to Section 5.2 shall be treated as an adjustment to the Purchase Price.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

         6.1 Compliance With Agreement. Seller and Hurley shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Article II. The representations and warranties set forth in Article III hereof will be true and correct in all respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement or, in the case of any representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except where the failure of such representations and warranties to be true and correct could not reasonably be expected to have a Material Adverse Effect.

         6.2 Absence of Litigation. No action or proceeding before any court or government body will be pending or threatened which, in the reasonable judgment of Buyer, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

         6.3 Consents and Approvals. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two (2) business days prior to the Closing.

         6.4 Clearing Arrangements. An agreement with a clearing firm, in form and substance satisfactory to Buyer, shall have been executed by the Buyer and such firm.

         6.5 Registration of Hurley. Registration of Hurley as registered representative of Buyer shall have been approved by the National Association of Securities Dealers.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO SELLER'S AND HURLEY'S OBLIGATIONS
            ---------------------------------------------------------

         Each and every obligation of Seller and the Hurley to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         7.1 Compliance With Agreement. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Article II.


                                  ARTICLE VIII

                     COVENANTS PRIOR TO CLOSING; TERMINATION
                     ---------------------------------------

         8.1 Affirmative Covenants of Seller. Between the date hereof and the Closing Date, except as otherwise expressly provided herein, Seller will:

         (a) conduct the Business, including, without limitation, the cash management customs and practices of the Business (including the collection of receivables and payment of payables) only in the usual and ordinary course of business in accordance with past custom and practice;

         (b) use best efforts to preserve the present business relationships with all material customers, suppliers and distributors of the Business, to the extent such relationships are beneficial to the Business and promote the smooth transition of such customers, suppliers and distributors from Seller to Buyer;

         (c) permit Buyer and its employees, agents, potential lenders, investors, and accounting and legal representatives to have access, upon reasonable notice, to its books, records, invoices, contracts, leases, key personnel, independent accountants, legal counsel, property, facilities, equipment and other things reasonably related to the Business or the Assets;

         (d) use best efforts to cause all conditions to Buyer's obligation to close to be satisfied; and

         (e) promptly inform Buyer in writing of any variances from the representations and warranties contained in Article III hereof.

         8.2   Negative Covenants

         (a) Between the date hereof and the Closing Date, except as otherwise provided herein, Seller will not:

               (i) take any action or omit to take any action (the omission of which) that has had or will have a Material and Adverse Effect upon the business, financial condition or operating results of Seller; or

               (ii) without the prior written consent of Buyer, enter into any contract (1) out of the ordinary course of business or (2) restricting in any way the conduct of the Business.

         (b) Neither Seller nor Hurley, nor any officer, director, employee, stockholder, agent, representative or affiliate thereof shall (i) until the earlier of the Closing Date or the date this Agreement is terminated pursuant to
Section 8.3 hereof, discuss or pursue a possible sale, recapitalization or other disposition of Seller, any securities or substantial portion of the assets of Seller, or the Business or any portion thereof with any other party or provide any information to any other party in connection therewith or (ii) disclose to any other party the terms of this Agreement. Neither Seller nor Hurley nor any of their respective affiliates shall, by pursuing the transactions contemplated hereby, violate the terms of any other agreement or obligation to which any of them is subject, and each of Seller and Hurley shall inform Buyer of and provide Buyer with information regarding any other offers or expressions of interest for Seller, any securities or substantial portion of the assets of Seller, or the Business or any portion thereof.

         8.3 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

         (a)   by mutual consent of Buyer and Seller;

         (b) by either Buyer if there has been a misrepresentation or breach of warranty or breach of covenant on the part of the other party in the representations and warranties or covenants set forth in this Agreement which would have a Material Adverse Effect; or

         (c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by November 15, 2001; provided that a party will not be entitled to terminate this Agreement pursuant to this subsection (c) if (i) that party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time or (ii) that party has failed to satisfy any condition that such party was required to satisfy;

         8.4   Effect of Termination

         (a)   In the event of termination of this Agreement as provided in
Section 8.3 hereof, this Agreement will forthwith become void and there will be no liability hereunder on the part of Seller, Hurley or Buyer, except as arising under the provisions of Section 8.2(b) hereof (which shall survive the Closing).

         8.5 Waiver of Right to Terminate. Each of the parties hereto shall be deemed to have waived their respective rights to terminate this Agreement upon consummation of the Closing.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.1 Sales and Transfer Taxes. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the party responsible therefor under such laws and regulations.

         9.2 Post-Closing Further Assurances. (a) At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

         (b) Seller, Hurley, Buyer and Buyer Parent agree to report the sale of Assets for income Tax purposes as a tax-free reorganization under Section 368(a)(1)(C) of the Code (and any corresponding provision of state or local income tax law).

         9.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) two (2) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 6.4):

         If to Seller and Hurley, to:

               Timothy Hurley
               PCH Securities, Inc.
               504 West Mission Avenue, Suite 201
               Escondido, CA 92025
         with a copy to:

               Jay E. Levine, Esq.
               3081 Madison Street, Suite B
               Carlsbad, California  92008
               Telephone Number: (760) 720-1171
               Facsimile Number: (760) 720-1178

         If to Buyer or to Buyer Parent to:

               DP Securities, Inc.
               3655 Nobel Drive
               Suite 540
               San Diego, CA 92122
               Attn:  Brian M. Overstreet
               Telephone Number (858) 623-1600
               Telecopier Number (858) 623-1601

         with a copy to:

               Berlack, Israels & Liberman LLP
               120 West 45th Street
               New York, New York 10036
               Attn:  Alan N. Forman, Esq.
               Telephone Number (212) 704-0100
               Telecopier Number (212) 704-0196

         9.4 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer.

         9.5 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

         9.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

         9.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

         9.9 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         9.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         9.11 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.12 Effect of Disclosure on Schedules. Any item disclosed on any Schedule shall be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

         9.13 Headings. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

         9.14 Severability of Provisions.. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affect thereby.

         9.15 Brokers. Each party hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission from such party, based on agreements, arrangements or undertakings made by such party, in connection with the transactions contemplated hereby.

         9.16 Confidential Information Neither Seller nor Hurley shall at any time subsequent to the Closing, except as explicitly requested by Buyer, use for any purpose, disclose to any person, or keep or make copies of documents, tapes, discs, programs or other information storage media ("records") containing, any confidential information concerning the Business, the Assets, or the Assumed Liabilities, all such information being deemed to be transferred to Buyer hereunder, and if at any time after Closing Seller or Hurley should discover that they are in possession of any records containing the confidential information of Buyer, then the party making such discovery shall immediately turn such records over to Buyer, which shall upon request make available to the surrendering party any information contained therein which is not confidential information.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PCH SECURITIES, INC.



                                       By: /s/ F. TIMOTHY HURLEY
                                           -------------------------------------
                                           Name: F. Timothy Hurley
                                           Title: President



                                       PPI CAPITAL GROUP, INC.



                                       By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Name: Brian M. Overstreet
                                           Title: President and Chief Executive
                                                  Officer



                                       DP SECURITIES, INC.



                                       By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Name: Brian M. Overstreet
                                           Title: Chairman



                                       /s/ F. TIMOTHY HURLEY
                                       -----------------------------------------
                                       F. Timothy Hurley